POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Aim, Benjamin Archibald, Ariana Cooper, Greg Daddario, Eugene Drozdetski, Noah Gellner, Brian Kindelan, Tricia Meyer and Howard Surloff of BlackRock, Inc., and Kenneth Burdon, George Ching, Tom DeCapo and Eric Requenez of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the day of November 20, 2012.

By:	/s/ Christopher Accettella

Print:	Christopher Accettella

Annex A
1.	BlackRock Alternatives Allocation FB Portfolio LLC	--
2.	BlackRock Alternatives Allocation FB TEI Portfolio LLC	--
3.	BlackRock Alternatives Allocation Master Portfolio LLC	--
4.	BlackRock Alternatives Allocation Portfolio LLC	--
5.	BlackRock Alternatives Allocation TEI Portfolio LLC	--
6.	BlackRock Build America Bond Trust	BBN
7.	BlackRock California Municipal 2018 Term Trust	BJZ
8.	BlackRock California Municipal Income Trust	BFZ
9.	BlackRock Core Bond Trust	BHK
10.	BlackRock Corporate High Yield Fund, Inc.	COY
11.	BlackRock Corporate High Yield Fund III, Inc.	CYE
12.	BlackRock Corporate High Yield Fund V, Inc.	HYV
13.	BlackRock Corporate High Yield Fund VI, Inc.	HYT
14.	BlackRock Credit Allocation Income Trust I, Inc.	PSW
15.	BlackRock Credit Allocation Income Trust II, Inc.	PSY
16.	BlackRock Credit Allocation Income Trust III	BPP
17.	BlackRock Credit Allocation Income Trust IV	BTZ
18.	BlackRock Debt Strategies Fund, Inc.	DSU
19.	BlackRock Defined Opportunity Credit Trust	BHL
20.	BlackRock EcoSolutions Investment Trust	BQR
21.	BlackRock Energy and Resources Trust	BGR
22.	BlackRock Enhanced Capital and Income Fund, Inc.	CII
23.	BlackRock Enhanced Equity Dividend Trust	BDJ
24.	BlackRock Enhanced Government Fund, Inc.	EGF
25.	BlackRock Fixed Income Value Opportunities	--
26.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
27.	BlackRock Floating Rate Income Trust	BGT
28.	BlackRock Florida Municipal 2020 Term Trust	BFO
29.	BlackRock Global Opportunities Equity Trust	BOE
30.	BlackRock Health Sciences Trust	BME
31.	BlackRock High Income Shares	HIS
32.	BlackRock High Yield Trust	BHY
33.	BlackRock Income Opportunity Trust, Inc.	BNA
34.	BlackRock Income Trust, Inc.	BKT
35.	BlackRock International Growth and Income Trust	BGY
36.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
37.	BlackRock Limited Duration Income Trust	BLW
38.	BlackRock Long-Term Municipal Advantage Trust	BTA
39.	BlackRock Maryland Municipal Bond Trust	BZM
40.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
41.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE

42.	BlackRock MuniAssets Fund, Inc.	MUA
43.	BlackRock Municipal 2018 Term Trust	BPK
44.	BlackRock Municipal 2020 Term Trust	BKK
45.	BlackRock Municipal Bond Investment Trust	BIE
46.	BlackRock Municipal Bond Trust	BBK
47.	BlackRock Municipal Income Investment Quality Trust	BAF
48.	BlackRock Municipal Income Investment Trust	BBF
49.	BlackRock Municipal Income Quality Trust	BYM
50.	BlackRock Municipal Income Trust	BFK
51.	BlackRock Municipal Income Trust II	BLE
52.	BlackRock Municipal Target Term Trust	BTT
53.	BlackRock MuniEnhanced Fund, Inc.	MEN
54.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC
55.	BlackRock MuniHoldings Fund, Inc.	MHD
56.	BlackRock MuniHoldings Fund II, Inc.	MUH
57.	BlackRock MuniHoldings Investment Quality Fund	MFL
58.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
59.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
60.	BlackRock MuniHoldings Quality Fund, Inc.	MUS
61.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
62.	BlackRock MuniVest Fund, Inc.	MVF
63.	BlackRock MuniVest Fund II, Inc.	MVT
64.	BlackRock MuniYield Arizona Fund, Inc.	MZA
65.	BlackRock MuniYield California Fund, Inc.	MYC
66.	BlackRock MuniYield California Quality Fund, Inc.	MCA
67.	BlackRock MuniYield Fund, Inc.	MYD
68.	BlackRock MuniYield Investment Fund	MYF
69.	BlackRock MuniYield Investment Quality Fund	MFT
70.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
71.	BlackRock MuniYield Michigan Quality Fund II, Inc.	MYM
72.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
73.	BlackRock MuniYield New Jersey Quality Fund, Inc.	MJI
74.	BlackRock MuniYield New York Quality Fund, Inc.	MYN
75.	BlackRock MuniYield Pennsylvania Quality Fund	MPA
76.	BlackRock MuniYield Quality Fund, Inc.	MQY
77.	BlackRock MuniYield Quality Fund II, Inc.	MQT
78.	BlackRock MuniYield Quality Fund III, Inc.	MYI
79.	BlackRock New Jersey Municipal Bond Trust	BLJ
80.	BlackRock New Jersey Municipal Income Trust	BNJ
81.	BlackRock New York Municipal 2018 Term Trust	BLH
82.	BlackRock New York Municipal Bond Trust	BQH
83.	BlackRock New York Municipal Income Quality Trust	BSE
84.	BlackRock New York Municipal Income Trust	BNY

85.	BlackRock New York Municipal Income Trust II	BFY
86.	BlackRock Pennsylvania Strategic Municipal Trust	BPS
87.	BlackRock Preferred Partners LLC	--
88.	BlackRock Real Asset Equity Trust	BCF
89.	BlackRock Resources & Commodities Strategy Trust	BCX
90.	BlackRock S&P Quality Rankings Global Equity Managed Trust	BQY
91.	BlackRock Senior High Income Fund, Inc.	ARK
92.	BlackRock Strategic Bond Trust	BHD
93.	BlackRock Utility and Infrastructure Trust	BUI
94.	BlackRock Virginia Municipal Bond Trust	BHV
95.	The BlackRock Strategic Municipal Trust	BSD
96.	The Massachusetts Health & Education Tax-Exempt Trust	MHE